YOUR VOTE IS VERY IMPORTANT TO US

REGARDLESS OF THE NUMBER OF SHARES THAT

YOU OWNED ON THE RECORD DATE.

Maine TaxSaver Bond Fund

SPECIAL SHAREHOLDER MEETING - DECEMBER 15, 2003

A Special Meeting of Shareholders of Maine TaxSaver Bond Fund (“Forum ME Fund”) and New Hampshire TaxSaver Bond Fund (“Forum NH Fund”), each a series of Forum Funds (“Forum”), will be held at the offices of Forum Financial Group, LLC, Two Portland Square, Fourth Floor Conference Room, Portland, Maine 04101, on December 15, 2003 at 10:00 a.m., Eastern Time, to consider the Proposal on the reverse side of this card:

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

Date ______________________

THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED. TO SECURE THE LARGEST POSSIBLE REPRESENTATION AND AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, PLEASE DATE AND SIGN.

____________________________________
Signature(s) (Joint Owners) (PLEASE SIGN WITHIN BOX)

PLEASE DATE AND SIGN NAME OR NAMES ABOVE AS PRINTED ON THIS CARD TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.


Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS. X

		FOR	AGAINST	ABSTAIN
1.	A proposal to approve the Agreement and Plan of Reorganization between Forum, on behalf	0	0	0

of Forum ME Fund and Forum NH Fund (each a “Forum Series”) and Integrity Managed Portfolios (“Integrity”), another registered investment company, on behalf of its series, Maine Municipal Fund (“Integrity ME Fund”) and New Hampshire Municipal Fund (“Integrity NH Fund”) (the “Plan”). Under the Plan, each of Forum ME Fund and Forum NH Fund will transfer all of its assets to Integrity ME Fund and Integrity NH Fund (each an “Integrity Series”), respectively, in exchange solely for shares of that corresponding Integrity Series and the corresponding Integrity Series’ assumption of the applicable Forum Series’ liabilities. The Plan further provides that each Forum Series will then distribute the shares received from the corresponding Integrity Series proportionately to its shareholders and terminate; and

2.	Any other business that properly comes before the meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.


YOUR VOTE IS VERY IMPORTANT TO US

REGARDLESS OF THE NUMBER OF SHARES THAT

YOU OWNED ON THE RECORD DATE.

NEW HAMPSHIRE TaxSaver Bond Fund

SPECIAL SHAREHOLDER MEETING - DECEMBER 15, 2003

A Special Meeting of Shareholders of Maine TaxSaver Bond Fund (“Forum ME Fund”) and New Hampshire TaxSaver Bond Fund (“Forum NH Fund”), each a series of Forum Funds (“Forum”), will be held at the offices of Forum Financial Group, LLC, Two Portland Square, Fourth Floor Conference Room, Portland, Maine 04101, on December 15, 2003 at 10:00 a.m., Eastern Time, to consider the Proposal on the reverse side of this card:

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

Date ______________________

THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED. TO SECURE THE LARGEST POSSIBLE REPRESENTATION AND AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, PLEASE DATE AND SIGN.

____________________________________
Signature(s) (Joint Owners) (PLEASE SIGN WITHIN BOX)

PLEASE DATE AND SIGN NAME OR NAMES ABOVE AS PRINTED ON THIS CARD TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.


Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS. X

		FOR	AGAINST	ABSTAIN
1.	A proposal to approve the Agreement and Plan of Reorganization between Forum, on behalf	0	0	0

of Forum ME Fund and Forum NH Fund (each a “Forum Series”) and Integrity Managed Portfolios (“Integrity”), another registered investment company, on behalf of its series, Maine Municipal Fund (“Integrity ME Fund”) and New Hampshire Municipal Fund (“Integrity NH Fund”) (the “Plan”). Under the Plan, each of Forum ME Fund and Forum NH Fund will transfer all of its assets to Integrity ME Fund and Integrity NH Fund (each an “Integrity Series”), respectively, in exchange solely for shares of that corresponding Integrity Series and the corresponding Integrity Series’ assumption of the applicable Forum Series’ liabilities. The Plan further provides that each Forum Series will then distribute the shares received from the corresponding Integrity Series proportionately to its shareholders and terminate; and

2.	Any other business that properly comes before the meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.